                                                                    EXHIBIT 99.3
                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                                    Contents

                                                                          Page
                                                                          ----
Financial Statements

Independent auditors' report.............................................   1

Balance sheets as of December 31, 1998 and 1997 and September 30, 1999
 (unaudited).............................................................   2

Statements of operations for the period from June 16, 1997 (inception)
 through December 31, 1998, the year ended December 31, 1998, for the period from June 16, 1997 (inception) through December 31, 1997, for the period June 16, 1997 (inception) through September 30, 1999 (unaudited)
 and for the nine months ended September 30, 1999 and 1998 (unaudited)...   3

Statements of stockholders' equity for the period from June 16, 1997
 (inception) through December 31, 1997 and for the year ended December
 31, 1998 and for the nine months ended September 30, 1999 (unaudited)...   4

Statements of cash flows for the period from June 16, 1997 (inception)
 through December 31, 1998, the year ended December 31, 1998, for the period from June 16, 1997 (inception) through December 31, 1997 and for
 the nine months ended September 30, 1999 and 1998 (unaudited)...........   5

Notes to financial statements............................................   6

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Group K Inc.
New York, New York

We have audited the accompanying balance sheets of Group K Inc. (a development stage company) (Note L[1]) as of December 31, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for the period from June 16, 1997 (inception) through December 31, 1998, the year ended December 31, 1998 and the period June 16, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Group K Inc. (Note L[1]) as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the period from June 16, 1997 (inception) through December 31, 1998, the year ended December 31, 1998 and the period June 16, 1997 (inception) through December 31, 1997 in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP

New York, New York
November 19, 1999

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

Balance Sheets

                                                December 31,
                                            ---------------------  September 30,
                                               1998        1997        1999
                                            -----------  --------  -------------
                                                                    (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...............  $   849,000  $ 36,000   $  888,000
  Subscription receivable (collected in
   1999)..................................      283,000       --           --
  Prepaid and other current assets........       25,000    21,000      256,000
                                            -----------  --------   ----------
    Total current assets..................    1,157,000    57,000    1,144,000
Property and equipment, net...............      169,000    45,000      219,000
Other assets..............................       42,000       --        73,000
                                            -----------  --------   ----------
                                            $ 1,368,000  $102,000   $1,436,000
                                            ===========  ========   ==========
LIABILITIES
Current liabilities:
  Accounts payable and accrued expenses...  $    75,000  $  2,000   $  300,000
  Loans payable...........................          --     50,000          --
Current portion of capital lease
 obligations..............................       60,000     9,000       69,000
Dividends payable--preferred stock........       38,000       --        92,000
                                            -----------  --------   ----------
    Total current liabilities.............      173,000    61,000      461,000
Capital lease obligations, less current
 portion..................................       92,000    29,000       60,000
                                            -----------  --------   ----------
                                                265,000    90,000      521,000
                                            -----------  --------   ----------
Redeemable Preferred Stock (liquidation
 preference $1,500,000)...................          --        --     1,217,000
                                            -----------  --------   ----------
Commitments and contingency
STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Preferred stock--$.10 par value; 2,000,000
 shares authorized;
  Series B issued and outstanding 269,933
   shares (liquidation preference
   $810,000)..............................       27,000       --           --
Common stock--$.001 par value; 18,500,000
 shares authorized;
3,154,002, 2,499,999 and 3,440,602 shares
 issued and outstanding,
 respectively.............................        3,000     2,000        3,000
Additional paid-in capital................    1,766,000    58,000    2,008,000
Deficit accumulated during the development
 stage....................................     (693,000)  (48,000)  (2,313,000)
                                            -----------  --------   ----------
                                              1,103,000    12,000     (302,000)
                                            -----------  --------   ----------
                                             $1,368,000  $102,000   $1,436,000
                                            ===========  ========   ==========

                       See notes to financial statements

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                            STATEMENTS OF OPERATIONS

                           June 16,                  June 16,
                             1997                      1997                              June 16, 1997
                         (Inception)      Year     (Inception)    Nine months ended       (Inception)
                           Through       Ended       Through        September 30,           Through
                         December 31, December 31, December 31, -----------------------  September 30,
                             1998         1998         1997        1999         1998         1999
                         ------------ ------------ ------------ -----------  ----------  -------------
                                                                (unaudited)  (unaudited)  (unaudited)
Net sales...............  $  61,000    $  60,000     $  1,000   $    80,000  $  31,000    $   141,000
Cost of sales...........     55,000       55,000                    109,000     21,000        164,000
                          ---------    ---------     --------   -----------  ---------    -----------
Gross profit (loss).....      6,000        5,000        1,000       (29,000)    10,000        (23,000)
Expenses:
  Selling, general and
   administrative
   expenses (excluding
   equity
   compensation)........   (570,000)    (506,000)     (64,000)   (1,577,000)  (285,000)    (2,147,000)
  Noncash compensation
   charge...............   (150,000)    (150,000)         --        (11,000)       --         161,000
  Interest expense......    (13,000)     (12,000)      (1,000)      (16,000)    (6,000)       (29,000)
Interest income.........      6,000        6,000                     13,000      4,000         19,000
Other income............     28,000       12,000       16,000           --      12,000         28,000
                          ---------    ---------     --------   -----------  ---------    -----------
Net loss................  $(693,000)   $(645,000)    $(48,000)  $(1,620,000) $(265,000)   $(2,313,000)
                          =========    =========     ========   ===========  =========    ===========



                       See notes to financial statements

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

            STATEMENTS OF STOCKHOLDERS' EQUITY (Capital Deficiency)

                                                                             Deficit        Total
                                                                           Accumulated  Stockholders'
                           Preferred Stock      Common Stock   Additional  During the      Equity
                          ------------------  ----------------  Paid-in    Development    (Capital
                           Shares    Amount    Shares   Amount  Capital       Stage      Deficiency)
                          --------  --------  --------- ------ ----------  -----------  -------------
Issuance of common stock
 at inception of the
 Company................                      2,499,999 $2,000 $   58,000                $    60,000
Net loss................                                                   $   (48,000)      (48,000)
                          --------  --------  --------- ------ ----------  -----------   -----------
Balance--December 31,
 1997...................                      2,499,999  2,000     58,000      (48,000)       12,000
Conversion of loans
 payable into Series A
 convertible preferred
 stock at $0.90 per
 share in April 1998....    66,670  $  7,000                       53,000                     60,000
Issuance of Series A
 convertible preferred
 stock at $1.00 per
 share in April 1998....   504,000    50,000                      454,000                    504,000
Issuance of Series B
 convertible preferred
 stock at $3.00 per
 share in December
 1998...................   269,933    27,000                      783,000                    810,000
Issuance of common stock
 and 213,000 warrants in
 December 1998..........                         83,333           250,000                    250,000
Conversion of Series A
 preferred stock into
 common stock in
 December 1998..........  (570,670)  (57,000)   570,670  1,000     56,000                          0
Value of options
 granted................                                          150,000                    150,000
Dividends declared in
 December 1998..........                                          (38,000)                   (38,000)
Net loss................                                                      (645,000)     (645,000)
                          --------  --------  --------- ------ ----------  -----------   -----------
Balance--December 31,
 1998...................   269,933  $ 27,000  3,154,002 $3,000 $1,766,000  $  (693,000)  $ 1,103,000
                          ========  ========  ========= ====== ==========  ===========   ===========
Conversion of Series B
 preferred stock into
 common stock in August
 1999...................  (269,933)  (27,000)   269,933            27,000
Issuance of common stock
 through preferred stock
 financing..............                         16,667            75,000                     75,000
Issuance of common stock
 warrants through
 preferred stock
 financing..............                                          188,000                    188,000
Accretion of Series C
 preferred stock to
 redemption value.......                                           (5,000)                    (5,000)
Dividends declared in
 August 1999............                                          (54,000)                   (54,000)
Value of options granted
 to investors...........                                           11,000                     11,000
Net loss................                                                    (1,620,000)   (1,620,000)
                          --------  --------  --------- ------ ----------  -----------   -----------
Balance--September 30,
 1999 (unaudited).......       --   $    --   3,440,602 $3,000 $2,008,000  $(2,313,000)  $  (302,000)
                          ========  ========  ========= ====== ==========  ===========   ===========

                       See notes to financial statements

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                            STATEMENTS OF CASH FLOWS

                          June 16, 1997              June 16, 1997 June 16, 1997
                           (Inception)                (Inception)   (Inception)    Nine Months Ended
                             Through     Year Ended     Through       Through        September 30,
                          December 31,  December 31, December 31,  September 30, ----------------------
                              1998          1998         1997          1999         1999        1998
                          ------------- ------------ ------------- ------------- -----------  ---------
                                                                    (Unaudited)       (Unaudited)
Cash flows from
 operating activities:
Net loss................   $ (693,000)   $ (645,000)   $(48,000)    $(2,313,000) $(1,620,000) $(265,000)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
 Depreciation and
  amortization..........       46,000        42,000       4,000         111,000       65,000     24,000
 Compensation expense
  attributable to
  options...............      150,000       150,000                     161,000       11,000
 Changes in:
  Other assets..........      (67,000)      (46,000)    (21,000)       (329,000)    (262,000)   (30,000)
  Accounts payable and
   accrued expenses.....       75,000        73,000       2,000         300,000      225,000      9,000
                           ----------    ----------    --------     -----------  -----------  ---------
Net cash used in
 operating activities...     (489,000)     (426,000)    (63,000)     (2,070,000)  (1,581,000)  (262,000)
                           ----------    ----------    --------     -----------  -----------  ---------
Cash flows from
 investing activities:
Additions to property
 and equipment..........      (34,000)      (24,000)    (10,000)       (122,000)     (88,000)   (46,000)
                           ----------    ----------    --------     -----------  -----------  ---------
Cash flows from
 financing activities:
Payment of capital lease
 obligations............      (29,000)      (28,000)     (1,000)        (79,000)     (50,000)   (15,000)
Loans payable...........       60,000        10,000      50,000          60,000                  10,000
Proceeds from sale of
 stock and warrants.....    1,341,000     1,281,000      60,000       3,099,000    1,758,000    504,000
                           ----------    ----------    --------     -----------  -----------  ---------
Net cash provided by
 financing activities...    1,372,000     1,263,000     109,000       3,080,000    1,708,000    449,000
                           ----------    ----------    --------     -----------  -----------  ---------
Net increase in cash and
 cash equivalents.......      849,000       813,000      36,000         888,000       39,000    191,000
Cash and cash
 equivalents at
 beginning of period....                     36,000                          --      849,000     36,000
                           ----------    ----------    --------     -----------  -----------  ---------
Cash and cash
 equivalents at end of
 period.................   $  849,000    $  849,000    $ 36,000     $   888,000  $   888,000  $ 227,000
                           ==========    ==========    ========     ===========  ===========  =========
Cash paid for:
Interest................   $   12,000    $   11,000    $  1,000     $    28,000  $    16,000  $   6,000
Taxes...................   $    1,000    $    1,000                 $     5,000  $     4,000  $   1,000

Supplemental disclosures
 of noncash financing
 activities:
Equipment purchased
 under capital leases...   $  181,000    $  142,000    $ 39,000     $   208,000  $    27,000  $  74,000
Dividends declared not
 yet paid...............   $   38,000    $   38,000                 $    92,000  $    54,000  $
Conversion of loans into
 preferred stock........   $   60,000    $   60,000                 $    60,000               $  60,000

                       See notes to financial statements

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Note A--The Company

Group K Inc. (the "Company") (Note L[1]) incorporated on June 16, 1997 in the State of New York and is doing business as CDuctive. The Company is an online aggregator and distributor of independent label music. The Company offers its catalog in digital download and custom CD compilation formats from its web site www.cductive.com. The Company also provides distribution and e-commerce services to a number of online partners. In May 1999, the Company expanded into direct digital downloads with the launch of its MP3 digital download web site.

Since its inception the Company has been in the development stage devoting its efforts primarily to organizing itself, recruiting management and technical staff, developing its business, acquiring operating assets and raising capital.

Note B--Significant Accounting Policies

[1]Cash and cash equivalents:

  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

[2]Property and equipment:

  Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of three years.

[3]Revenue recognition:

  The Company generates revenues from custom compact disc sales through affiliated partners and direct sales or from the Company's web site. Sales are recognized when compact disc are shipped or when music is downloaded.

[4]Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

[5]Stock-based compensation:

  The Company has elected to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" in accounting for its stock option incentive plan. As such, compensation expense would be recorded on the date of grant if the current market price of the underlying stock exceeded the exercise price of the option.

[6]Unaudited interim financial statements:

  The financial information presented as of September 30, 1999 and for the nine month periods ended September 30, 1999 and 1998 is unaudited, but in the opinion of management contains all adjustments

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

  (consisting only of normally recurring adjustments) necessary for a fair presentation of such financial information. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.


Note C--Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash and cash equivalents. At December 31, 1998, the Company held its cash and cash equivalents at one bank primarily in money market accounts.

Note D--Property and Equipment

Property and equipment consists of:

                                                    December 31,
                                                  ---------------- September 30,
                                                    1998    1997       1999
                                                  -------- ------- -------------
                                                                    (unaudited)
     Computer hardware..........................  $201,000 $49,000   $314,000
     Furniture..................................     1,000              1,000
     Leasehold improvements.....................    13,000             15,000
                                                  -------- -------   --------
                                                   215,000  49,000    330,000
     Less accumulated depreciation..............    46,000   4,000    111,000
                                                  -------- -------   --------
                                                  $169,000 $45,000   $219,000
                                                  ======== =======   ========

Depreciation and amortization expense for the period June 16, 1997 (inception) through December 31, 1997 was $4,000 and for the year ended December 31, 1998 it was $42,000 and for the nine months ended September 30, 1999 and 1998 was $65,000 and $24,000, respectively.

Assets under capital leases with a net book value of approximately $127,000 and $118,000 are included in property and equipment at December 31, 1998 and September 30, 1999, respectively.

Note E--Income Taxes

The Company files its United States income tax returns on the cash basis of accounting. Deferred taxes represent the expected future tax consequences of the differences between (i) the carrying amounts of the assets and liabilities (principally accounts payable and accrued expenses which are stated for financial reporting purposes on the accrual basis) and (ii) their income tax basis.

At December 31, 1998, the Company had available net operating loss carryforwards of approximately $414,000 to reduce future taxable income. The net operating loss carryforwards expire in 2018.

At December 31, 1998 and 1997, the Company had deferred tax assets of approximately $296,000 and $18,000, respectively, representing the benefits of its net operating loss carryforwards and certain expenses not currently deductible for tax purposes. The Company has not recorded a benefit for such items because realization of the benefit is uncertain and therefore a valuation allowance has been fully provided against the deferred tax assets.

The difference between the statutory federal rate of 34% and the Company's effective tax rate of 0% is due to an increase in valuation allowance of $278,000 and $18,000 in 1998 and 1997.

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Note F--Commitments

[1]Capital leases:

  Certain equipment and computer software were acquired pursuant to capital leases expiring through 2002. Future minimum lease payments are as follows:

     Year Ending December 31,
     ------------------------
     1999.............................................................. $72,000
     2000..............................................................  62,000
     2001..............................................................  37,000
     2002..............................................................   1,000
                                                                        -------
     Total minimum lease payments...................................... 172,000
     Less deferred interest............................................ (20,000)
                                                                        -------
     Present value of net minimum lease payments....................... 152,000
     Current portion...................................................  60,000
                                                                        -------
     Noncurrent portion................................................ $92,000
                                                                        =======

The noncurrent portion of such leases is due as follows:

     Year Ending December 31,
     ------------------------
     2000............................................................. $56,000
     2001.............................................................  35,000
     2002.............................................................   1,000
                                                                       -------
     Noncurrent portion............................................... $92,000
                                                                       =======

  Certain of these leases are collateralized by personal guarantees and securities of the Company's principal stockholders.

[2]Leases of office premises:

  Office space is leased through the year 2002 at the following minimum annual rentals.

     Year Ending December 31,
     ------------------------
     1999............................................................ $ 81,000
     2000............................................................  109,000
     2001............................................................   91,000
     2002............................................................   46,000
                                                                      --------
                                                                      $327,000
                                                                      ========

  Rent expense was approximately $13,000 and $21,000 for the period from June 16, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998, respectively and for the nine

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Note F--Commitments (continued)

  months ended September 30, 1999 and 1998 was $51,000 and $14,000, respectively. The 1997 expense represents payments to three directors of the Company who provided office space during the initial stages (June through December 1997).

[3]Royalty and licensing agreements:

  The Company has entered into various license agreements which provide for the payment of royalties at various percentages of the selling price of each title sold. These royalty fees are accrued by the Company on a quarterly basis. Certain of these agreements included a provision for the Company to make nonrefundable advances. Royalty fees incurred under these agreements are first applied to the advance. Once the advance is liquidated, the Company pays fees as incurred.

  In addition, these agreements require the payment of mechanical royalties, $0.07 per track, to be paid to the party that has publishing rights to the title.

[4]Employment agreements:

  Effective January 1, 1999, the Company entered into employment and consulting agreements with several employees. The agreements continue at the will of the Company, are not for a specific period and provide for various levels of annual compensation. Certain of the employment agreements have guarantees upon termination. The Company issued 4,667 shares of common stock valued at approximately $14,000 to one stockholder in connection with a signing bonus offered at time of employment with the Company.

Note G--Related Party Transactions

  Other income includes consulting fees received for services provided by a director of the Company to his previous employer. See Notes F, I and L for additional related party transactions.

Note H--Stockholders' Equity

[1]Series A preferred stock:

  The Company issued 504,000 shares of Series A perpetual convertible preferred stock, par value $.10, in April 1998 at $1.00 per share. In addition, loans of $60,000 were converted into 66,670 Series A convertible preferred stock. These shares automatically converted to common stock in December 1998 when the Company issued shares of Series B convertible preferred stock. Immediately prior to the automatic conversion, a 10% dividend was declared on Series A convertible preferred stock.

[2]Series B preferred stock:

  The Company issued 269,933 shares of Series B perpetual convertible preferred stock, par value $.10, in December 1998. The proceeds of this offering amounted to $810,000. The shares are automatically

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Note H--Stockholders' Equity (continued)

  convertible into common stock at the option of the holder or by the corporation on the completion of an equity financing as defined. Series B shares are entitled to one vote per share, have a liquidated preference of $3.00 per share and entitled to a dividend of 10% per annum. In August 1999, the Series B preferred stock automatically converted into common stock upon the issuance of Series C preferred stock (see Note L[2]). In addition, a dividend of $.20 per share was declared to the holders of Series B preferred stock on August 18, 1999.

Note I--Warrants

In December 1998, in connection with the sale of 83,333 shares of common stock at $2.97 per share the Company sold 213,000 redeemable warrants to an investor for $2,130. The warrants are exerciseable into common stock at a price of $3.00 per share through December 2008.

During 1999, 145,918 warrants were issued (see Note L[2]).

Note J--Stock Options

In December 1998, the Board of Directors approved, subject to stockholders' approval, a stock option plan under which options to acquire up to 700,000 shares of common stock may be granted to employees and select board members. Options generally vest in eight quarterly installments commencing three months from the date of grant or as otherwise determined by the board. The exercise price for each option granted may not be less than 100% of the fair market value of the stock on the grant date or such other amount as determined by the board from time to time. No option granted under the plan may be exercised in whole or in part more than ten years after its grant date. The plan is to be administered by the board or a committee appointed by the board, comprised of not less than one member of the board. The shareholders ratified the plan at the annual meeting on August 31, 1999.

Stock option activity under the plan including options granted to employees outside the plan is summarized as follows:

                                               June 16, 1997
                                                (Inception)
                                Year Ended        Through       Nine months
                               December 31,    December 31,   ended September
                                   1998            1997           30, 1999
                             ---------------- --------------- ----------------
                                     Weighted        Weighted         Weighted
                                     Average         Average          Average
                                     Exercise        Exercise         Exercise
                             Shares   Price   Shares  Price   Shares   Price
                             ------- -------- ------ -------- ------- --------
                                                                (unaudited)
Options outstanding at
 beginning of period........  27,000  $1.00                   165,533  $1.30
Granted..................... 138,533   1.36   27,000  $1.00   259,764  $3.04
                             -------          ------          -------
Options outstanding at end
 of period.................. 165,533   1.30   27,000   1.00   425,297  $2.36
                             =======          ======          =======
Options exercisable at end
 of period.................. 102,250   1.02        0          254,495
                             =======          ======          =======

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Note J--Stock Options (continued)

At December 31, 1998 and September 30, 1999, there were 605,217 and 355,153 options, respectively, for the purchase of shares available for future grants under the plan.

In December 1998, the Company issued options to three stockholders to purchase 25,000 shares of stock each at an exercise price of $2.00 below fair value at date of grant. As a result, a noncash compensation charge of $150,000 was recorded in 1998.

The following table presents information relating to stock options outstanding at December 31, 1998:

                         Options Outstanding                    Options Exercisable
                   -----------------------------------------    -------------------------
                                                Weighted
                                 Weighted        Average                      Weighted
                                 Average        Remaining                     Average
     Exercise                    Exercise        Life in                      Exercise
      Price        Shares         Price           Years         Shares         Price
     --------      -------       --------       ---------       -------       --------
     $1.00         135,750        $1.00            9.62         100,583        $1.00
      2.00          10,000         2.00            9.67           1,667         2.00
      3.00          19,783         3.00           10.00
                   -------        -----           -----         -------        -----
                   165,533         1.30            9.67         102,250         1.02
                   =======        =====           =====         =======        =====

The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:

                                                                   June 16, 1997
                                                                    (Inception)
                                                      Year Ended      Through
                                                     December 31,  December 31,
                                                         1998          1997
                                                    -------------- -------------
     Risk-free interest rates...................... 4.64% to 5.61%     5.71%
     Expected option life in years.................       5              5
     Expected stock price volatility...............       40%           40%
     Expected dividend yield.......................       0%             0%

Had the Company elected to recognize compensation cost based on the fair value of the options at the date of grant as prescribed by SFAS No. 123, the Company's net loss would have been as presented in the pro forma amounts indicated below:

                                         June 16,
                                           1997                  June 16, 1997
                                        (Inception)               (Inception)
                                          Through    Year Ended     Through
                                         December   December 31, December 31,
                                         31, 1998       1998         1997
                                        ----------- ------------ -------------
   Net loss:
     As reported.......................  $(693,000)  $(645,000)    $(48,000)
     Pro forma.........................   (698,000)   (650,000)     (48,000)

   Weighted average fair value of
    options granted....................     .52         .53           .44

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Note K--Contingency

The Company has received cease and desist letters regarding the sale of certain songs recorded by a musical group. Such letters were sent on behalf of the group and the record label, asserting that two record labels do not hold the rights to the music licensed to the Company. The Company has signed agreements with the record labels which indemnify the Company from the accusations being levied against the Company in the aforementioned letters. However, one of the record labels is attempting to repudiate its agreement with the Company claiming lack of authority of its signator. The Company is currently attempting to resolve the matter with the parties involved, however, should it become necessary, the Company will vigorously defend its rights.

Note L--Subsequent Events

[1]Sale of company:

  In November 1999, the Company entered into an agreement with EMusic.com, Inc. ("EMusic") whereby EMusic would acquire the Company for stock. The agreement provides for shares of the Company to be exchanged for the right to receive an equivalent value of EMusic stock at a predetermined exchange ratio. At the closing of this agreement, the separate corporate existence of the Company would cease.

[2]Series C convertible preferred stock:

  From August to November 1999, the Company sold an aggregate of 477,005 shares of Series C convertible preferred stock for aggregate proceeds of $2,146,550. In conjunction therewith, the Company issued warrants to purchase 119,251 shares of common stock, exercisable at a price of $5.40 per share from August through November 2009.

  The Series C convertible preferred stock is convertible into common stock on a one for one basis and is entitled to one vote per share. Such shares have preferential liquidation rights of $4.50 per share. This series of shares may be converted at the option of the holder in its entirety at any time after issuance, unless otherwise subject to mandatory conversion by the Company. The preferred stock automatically convert into common stock upon the completion of an initial public offering as defined. The shares have no dividend rights. The shares are redeemable at $4.50 per share upon the earlier of a change in control as defined or their fifth anniversary date and have a liquidation preference of $4.50 per share. In connection with this series of preferred stock, the Company paid the placement agent $25,000 and issued 16,667 shares of common stock and warrants to purchase 26,667 shares of common stock at an exercise price of $5.40.

  At September 30, 1999 the Company valued the warrants and common stock issued in connection with the Series C at a fair value of $263,000. Accordingly, the preferred stock has been recorded at its fair value including the value of the common stock, warrants and expenses related to the preferred stock offering as a preferred stock discount, which is to be accreted against the preferred stock until the fifth anniversary date.

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Note L--Subsequent Events (continued)

[3]Stock options:

  In January 1999, the Company granted stock options under the plan to purchase 40,000 shares of common stock at an exercise price of $3.00 per share to a director of the Company.

  In February 1999, the Company granted stock options to purchase 4,667 shares of common stock at an exercise price of $3.60 per share to an employee as a signing bonus under the plan.

  In July 1999, the Company granted the three founding stockholders 14,000 options each to purchase shares of common stock in consideration for guaranties of 1999 capital leases. The Company also issued each of the founding stockholders 13,167 options to purchase shares of common stock as deferred compensation from December 1, 1998 to June 30, 1999. Both grants were at an exercise price of $3.00.

  The Company granted an additional 196,496 stock options authorized under the Company's stock option plan during 1999.

  At various times during 1999, the Company granted options outside of the plan to purchase 13,866 shares of common stock at exercise prices ranging from $3.60 to $4.50 to fourteen various music labels in connection with the licensing of electronic download rights.